Exhibit 10.14

REINSTATEMENT PREMIUM PROTECTION
REINSURANCE AGREEMENT

UNITED PROPERTY AND CASUALTY INSURANCE COMPANY
St. Petersburg, Florida
including any and/or all companies that are or may hereafter become affiliated therewith

EFFECTIVE:    June 1, 2011
EXPIRATION:    June 1, 2012

REINSTATEMENT PREMIUM PROTECTION REINSURANCE AGREEMENT

ARTICLE	DESCRIPTION	PAGE

1	BUSINESS COVERED	1
2	TERM	1
3	CONCURRENCY OF CONDITIONS	2
4	PREMIUM	2
5	NOTICE OF LOSS AND LOSS SETTLEMENTS	3
6	LATE PAYMENTS	4
7	SALVAGE AND SUBROGATION	5
8	OFFSET	5
9	UNAUTHORIZED REINSURANCE	6
10	TAXES	8
11	CURRENCY	8
12	DELAY, OMISSION OR ERROR	8
13	ACCESS TO RECORDS	8
14	ARBITRATION	9
15	SERVICE OF SUIT	9
16	INSOLVENCY	10
17	THIRD PARTY RIGHTS	11
18	SEVERABILITY	11
19	CONFIDENTIALITY	11
20	ENTIRE AGREEMENT	11
21	CHOICE OF LAW AND JURISDICTION	12
22	INTERMEDIARY	12
23	NOTICES AND MODE OF EXECUTION	12
Attachments:
Schedule A - First and Second Reinstatement Premium Protection
Trust Agreement Requirements Clause

REINSTATEMENT PREMIUM PROTECTION REINSURANCE AGREEMENT
(hereinafter referred to as the “Agreement”)

between

UNITED PROPERTY AND CASUALTY INSURANCE COMPANY
St. Petersburg, Florida
including any and/or all companies that are or may hereafter become affiliated therewith
(hereinafter referred to collectively as the "Company")

and

the Subscribing Reinsurer(s) identified in the
Interests and Liabilities Contract(s)
attached to and forming part of this Agreement
(hereinafter referred to as the "Reinsurer")

ARTICLE 1 - BUSINESS COVERED

By this Agreement the Reinsurer agrees to indemnify the Company for 100% of any net reinstatement premium which the Company pays or becomes liable to pay as a result of loss occurrences commencing during the term of this Agreement under the provisions of, and as defined under, the First and Second Excess Layer of the Company's Property Catastrophe Excess of Loss Reinsurance Agreement (BMS Agreement No. B1CFHB008, Schedules A and B), effective June 1, 2011, including any amendments thereto(hereinafter referred to as the “Original Agreement”), subject to the terms, conditions and limitations hereinafter set forth.

ARTICLE 2 - TERM

This Agreement shall become effective at 12:01 a.m., Eastern Standard Time, June 1, 2011, with respect to reinstatement premium payable by the Company under the provisions of the Original Agreement as a result of losses arising out of loss occurrences commencing at or after that time and date, and shall remain in full force and effect until 12:01 a.m., Eastern Standard Time, June 1, 2012.

The Company may terminate or reduce a subscribing reinsurer's percentage share in this Agreement at any time by giving prior written notice to the subscribing reinsurer by certified mail in the event of any of the following:

1)	The subscribing reinsurer's policyholders' surplus falls by 20% or more from the inception of this Agreement; or

2)	A state insurance department or other legal authority orders the subscribing reinsurer to cease writing business; or

3)
The Subscribing Reinsurer has become insolvent or has been placed into liquidation or receivership (whether voluntary or involuntary), or there has been instituted against it proceedings for the appointment of a receiver, liquidator, rehabilitator, conservator, or trustee in bankruptcy, or other agent known by whatever name, to take possession of its assets or control of its operation; or

4)	The subscribing reinsurer has become merged with, acquired or controlled by any company, corporation, or individual(s) not controlling the subscribing reinsurer's operations previously; or

1)	The subscribing reinsurer ceases assuming new and renewal property treaty reinsurance business; or

6)	The subscribing reinsurer's A.M. Best or Standard and Poor's rating is downgraded below A-.

In the event the Company terminates or reduces a subscribing reinsurer's percentage share in accordance with this paragraph, the termination or reduction will be effective for losses arising out of loss occurrences commencing on or after the date of the written notice to the subscribing reinsurer, and the premium due to the Subscribing Reinsurer for any reduced percentage share for the Agreement Year will be reduced on a pro rata basis for the portion of the Agreement Year which is unexpired as of that date. Any return premium owed by the subscribing reinsurer in accordance with such a termination or reduction shall be payable as promptly as possible, but no later than 30 days following the effective date of reduction or termination. If a loss has been paid under this Agreement or a subscribing reinsurer's share is terminated after November 30, 2011, then no such return premium shall be made.

Should this Agreement expire while a loss covered hereunder is in progress, the Reinsurer shall be responsible for the loss in progress in the same manner and to the same extent it would have been responsible had the Agreement expired the day following the conclusion of the loss in progress.

ARTICLE 3 - CONCURRENCY OF CONDITIONS

It is agreed that this Agreement will follow the terms, conditions, exclusions, definitions, warranties and settlement of the Company under the Original Agreement, which are not inconsistent with the provisions of this Agreement.

The Company shall advise the Reinsurer of any material changes in the Original Agreement which may affect the liability of the Reinsurer under this Agreement.

ARTICLE 4 - PREMIUM

A.
As premium for the reinsurance provided hereunder for the first and second excess layers in the Original Agreement for the term of this Agreement, the Company shall pay the Reinsurer the product of the following:

1.	The factor, shown as “Reinstatement Factor” for that excess layer in Schedule A attached hereto;

2.	The final adjusted rate on line for the corresponding excess layer under the Original Agreement times;

3.
The final adjusted premium paid by the Company, if any, for the corresponding excess layer under the Original Agreement (subject to the minimum premium provisions set forth within the Original Agreement).

“Final adjusted rate on line” as used herein shall mean the final adjusted premium paid by the Company for the corresponding excess layer under the Original Agreement divided by the amount, shown as “Original Agreement Reinsurer's Per Occurrence Limit” for that excess layer in Schedule A attached hereto.

B.
For each excess layer in Schedule A attached hereto, the Company shall pay the Reinsurer a deposit premium of the amount shown as “Deposit Premium” for that excess layer in Schedule A attached hereto. Such deposit premium is payable:

1.	As respects “Excess Layer 1”, in one installment on July 1, 2011; and

2.	As respects “Excess Layer 2”, in three installments in amounts equal to 33.33% of the deposit premium due at July 1, 2011, 33.33% due at October 1, 2011, and 33.34% due at January 1, 2012.

The final premium shall equal the adjusted deposit premium for that excess layer computed in accordance with paragraph C below, and is due as promptly as possible after the reinsurance premium for that excess layer under the Original Agreement has been finally determined. However, in the event this Agreement is terminated, there shall be no deposit premium installments due after the effective date of termination.

C.    “Adjusted Deposit Premium” as used herein shall mean:

1.	The premium due hereunder, computed in accordance with the paragraph A above; less

2.	The first, second and third installments paid in accordance with paragraph B above.

D.
As promptly as possible after the reinsurance premium under the Original Agreement has been finally determined, the Company shall provide a report to the Reinsurer setting forth the premium due, computed in accordance with the paragraph A above, and the adjusted deposit premium, computed in accordance with paragraph C above. In the event this Agreement is terminated prior to April 1, 2012, any additional premium due the Reinsurer or return premium due the Company shall be remitted promptly.

E.	At the beginning of each Agreement Quarter, the Company shall furnish the Reinsurer with such information as the Reinsurer may require to complete its Annual Convention Statement.

F.
“Agreement Quarter” as used herein shall mean each of the following periods: June 1 through August 31 of 2011; September 1 through November 30 of 2011; December 1, 2011 through February 28, 2012; and March 1 through May 31 of 2012.

ARTICLE 5 - NOTICE OF LOSS AND LOSS SETTLEMENTS

The Company shall notify the Reinsurer of all reinstatement premium settlements made by the Company under the Original Agreement. The Company will advise the Reinsurer of all subsequent developments relating to such claims that, in the opinion of the Company, may materially affect the position of the Reinsurer.

All reinstatement premium settlements made by the Company under the Original Agreement, provided they are within the terms of the Original Agreement and within the terms of this Agreement, shall be binding upon the Reinsurer, and the Reinsurer agrees to pay all amounts for which it may be liable as promptly as possible upon receipt of reasonable evidence of the amount paid (or scheduled to be paid) by the Company.
ARTICLE 6 - LATE PAYMENTS

A.	The provisions of this Article shall not be implemented unless specifically invoked, in writing, by one of the parties to this Agreement.

B.
In the event any premium, loss or other payment due either party is not received by the Intermediary named in the Intermediary Article (hereinafter referred to as the "Intermediary") by the payment due date, the party to whom payment is due may, by notifying the Intermediary in writing, require the debtor party to pay, and the debtor party agrees to pay, an interest penalty on the amount past due calculated for each such payment on the last business day of each month as follows:

1.	The number of full days which have expired since the due date or the last monthly calculation, whichever the lesser; times

2.	1/365ths of the LIBOR monthly on the first business day of the month for which the calculation is made; times

3.    The amount past due, including accrued interest.

C.	It is agreed that interest shall accumulate until payment of the original amount due plus interest penalties have been received by the Intermediary.

D.	The establishment of the due date shall, for purposes of this Article, be determined as follows:

1.
As respects the payment of routine deposits and premiums due the Reinsurer, the due date shall be as provided for in the applicable section of this Agreement. In the event a due date is not specifically stated for a given payment, it shall be deemed due 30 days after the date of transmittal by the Intermediary of the initial billing for each such payment.

2.
Any claim or loss payment due the Company hereunder shall be deemed due 10 business days after the proof of loss or demand for payment is transmitted to the Reinsurer. If such loss or claim payment is not received within the 10 business days, interest will accrue on the payment or amount overdue in accordance with paragraph B of this Article, from the date the proof of loss or demand for payment was transmitted to the Reinsurer.

3.
As respects any payment, adjustment or return due either party not otherwise provided for in subparagraphs 1 and 2 of this paragraph, the due date shall be as provided for in the applicable section of this Agreement. In the event a due date is not specifically stated for a given payment, it shall be deemed due 10 business days following transmittal of written notification that the provisions of this Article have been invoked.

E.	For purposes of interest calculations only, amounts due hereunder shall be deemed paid upon receipt by the Intermediary.

F.
Nothing herein shall be construed as limiting or prohibiting a Subscribing Reinsurer from contesting the validity of any claim, or from participating in the defense or control of any claim or suit, or prohibiting either party from contesting the validity of any payment or from initiating any arbitration or other proceeding in accordance with the provisions of this Agreement. If the debtor party prevails in an arbitration or other proceeding, then any interest penalties due hereunder on the amount in dispute shall be null and void. If the debtor party loses in such proceeding, then the interest penalty on the amount determined to be due hereunder shall be calculated in accordance with the provisions set forth above unless otherwise determined by such proceedings. If a debtor party advances payment of any amount it is contesting, and proves to be correct in its contestation, either in whole or in part, the other party shall reimburse the debtor party for any such excess payment made plus interest on the excess amount calculated in accordance with this Article.

ARTICLE 7 - SALVAGE AND SUBROGATION (BRMA 47E)

The Reinsurer shall be credited with salvage or subrogation recoveries (i.e., reimbursement obtained or recovery made by the Company, less loss adjustment expense incurred in obtaining such reimbursement or making such recovery) on account of claims and settlements involving reinsurance hereunder. Salvage thereon shall always be used to reimburse the excess carriers in the reverse order of their priority according to their participation before being used in any way to reimburse the Company for its primary loss. The Company hereby agrees to enforce its rights to salvage or subrogation relating to any loss, a part of which loss was sustained by the Reinsurer, and to prosecute all claims arising out of such rights.

ARTICLE 8 - OFFSET (BRMA 36C)

The Company and the Reinsurer shall have the right to offset any balance or amounts due from one party to the other under the terms of the Agreement. The party asserting the right of offset may exercise such right any time whether the balances due are on account of premiums or losses or otherwise.

ARTICLE 9 - UNAUTHORIZED REINSURANCE

A.	This Article applies only to the extent a Subscribing Reinsurer does not qualify for credit with any insurance regulatory authority having jurisdiction over the Company's reserves.

B.
The Company agrees, in respect of its Policies or bonds falling within the scope of this Agreement, that when it files with its insurance regulatory authority, or sets up on its books liabilities as required by law, it shall forward to the Reinsurer a statement showing the proportion of such liabilities applicable to the Reinsurer. The "Reinsurer's Obligations" shall be defined as follows:

1.    Unearned premium (if applicable);

2.	Known outstanding losses that have been reported to the Reinsurer and Loss Adjustment Expense relating thereto;

3.	Losses and Loss Adjustment Expense paid by the Company but not recovered from the Reinsurer;

4.	Losses incurred but not reported from known Loss Occurrences and Loss Adjustment Expenses relating thereto;

5.	All other amounts for which the Company cannot take credit on its financial statements unless funding is provided by the Reinsurer.

C.
The Reinsurer's Obligations shall be funded by funds withheld, cash advances, Trust Agreement or a Letter of Credit (LOC). The Reinsurer shall have the option of determining the method of funding provided it is acceptable to the insurance regulatory authorities having jurisdiction over the Company's reserves.

D.
When funding by a Trust Agreement, the Reinsurer shall ensure that the Trust Agreement complies with the provisions of the “Trust Agreement Requirements Clause” attached hereto. When funding by an LOC, the Reinsurer agrees to apply for and secure timely delivery to the Company of a clean, irrevocable and unconditional LOC issued by a bank and containing provisions acceptable to the insurance regulatory authorities having jurisdiction over the Company's reserves in an amount equal to the Reinsurer's Obligations. Such LOC shall be issued for a period of not less than one year, and shall be automatically extended for one year from its date of expiration or any future expiration date unless 30 days (or such other time period as may be required by insurance regulatory authorities), prior to any expiration date the issuing bank shall notify the Company by certified or registered mail that the issuing bank elects not to consider the LOC extended for any additional period.

E.
The Reinsurer and the Company agree that any funding provided by the Reinsurer pursuant to the provisions of this Agreement may be drawn upon at any time, notwithstanding any other provision of this Agreement, and be utilized by the Company or any successor, by operation of law, of the Company including, without limitation, any liquidator, rehabilitator, receiver or conservator of the Company, for the following purposes, unless otherwise provided for in a separate Trust Agreement:

1.	To reimburse the Company for the Reinsurer's Obligations, the payment of which is due under the terms of this Agreement and that has not been otherwise paid;

2.
To make refund of any sum that is in excess of the actual amount required to pay the Reinsurer's Obligations under this Agreement (or in excess of 102% of the Reinsurer's Obligations, if funding is provided by a Trust Agreement);

3.
To fund an account with the Company for the Reinsurer's Obligations. Such cash deposit shall be held in an interest bearing account separate from the Company's other assets, and interest thereon not in excess of the prime rate shall accrue to the benefit of the Reinsurer. Any taxes payable on accrued interest shall be paid out of the assets in the account that are in excess of the Reinsurer's Obligations (or in excess of 102% of the Reinsurer's Obligations, if funding is provided by a Trust Agreement). If the assets are inadequate to pay taxes, any taxes due shall be paid by the Reinsurer.

4.	To pay the Reinsurer's share of any other amounts the Company claims are due under this Agreement.

F.
If the amount drawn by the Company is in excess of the actual amount required for E(1) or E(3), or in the case of E(4), the actual amount determined to be due, the Company shall promptly return to the Reinsurer the excess amount so drawn, All of the foregoing shall be applied without diminution because of insolvency on the part of the Company or the Reinsurer.

G.
The issuing bank shall have no responsibility whatsoever in connection with the propriety of withdrawals made by the Company or the disposition of funds withdrawn, except to ensure that withdrawals are made only upon the order of properly authorized representatives of the Company.

H.
At annual intervals, or more frequently at the discretion of the Company, but never more frequently than quarterly, the Company shall prepare a specific statement of the Reinsurer's Obligations for the sole purpose of amending the LOC or other method of funding, in the following manner:

1.
If the statement shows that the Reinsurer's Obligations exceed the balance of the LOC as of the statement date, the Reinsurer shall, within 30 days after receipt of the statement, secure delivery to the Company of an amendment to the LOC increasing the amount of credit by the amount of such difference. Should another method of funding be used, the Reinsurer shall, within the time period outlined above, increase such funding by the amount of such difference.

2.
If, however, the statement shows that the Reinsurer's Obligations are less than the balance of the LOC (or that 102% of the Reinsurer's Obligations are less than the trust account, balance if funding is provided by a Trust Agreement), as of the statement date, the Company shall, within 30 days after receipt of written request from the Reinsurer, release such excess credit by agreeing to secure an amendment to the LOC reducing the amount of credit available by the amount of such excess credit. Should another method of funding be used, the Company shall, within the time period outlined above, decrease such funding by the amount of such excess.

ARTICLE 10 - TAXES

The Company will be liable for taxes (except Federal Excise Tax) on premiums reported to the Reinsurer hereunder.

Federal Excise Tax applies only to those Reinsurers, excepting Underwriters at Lloyd's London and other Reinsurers exempt from the Federal Excise Tax, who are domiciled outside the United States of America.

The Reinsurer has agreed to allow for the purposes of paying the Federal Excise Tax the applicable percentage of the premium payable hereon (as imposed under Section 4371 of the Internal Revenue Code) to the extent such premium is subject to Federal Excise Tax.

In the event of any return of premium becoming due hereunder the Reinsurer will deduct the applicable percentage from the return premium hereon, and the Company or its agent should take steps to recover the Tax from the U.S. Government.

ARTICLE 11 - CURRENCY

The currency to be used for all purposes of this Agreement shall be United States of America currency.

ARTICLE 12 - DELAY, OMISSION OR ERROR

Any inadvertent delay, omission or error in complying with the terms and conditions of this Agreement shall not be held to relieve either party hereto from any liability that would attach to it hereunder if such delay, omission or error had not been made, provided such delay, omission or error is rectified immediately upon discovery.

ARTICLE 13 - ACCESS TO RECORDS

The Reinsurer or its duly authorized representatives shall have the right to visit the offices of the Company to inspect, examine, audit, and verify any of the Policy, accounting or claim files ("Records") relating to business reinsured under this Agreement during regular business hours after giving five working days' prior notice. This right shall be exercisable during the term of this Agreement or after the expiration of this Agreement. Notwithstanding the above, the Reinsurer shall not have any right of access to the Records of the Company if it is not current in all undisputed payments due the Company, and the Company shall have no right to reimbursement under this Agreement if it fails or refuses to provide the access required by this Article other than by reason of the Reinsurer's failure to pay.

ARTICLE 14 - ARBITRATION (BRMA 6J)

As a condition precedent to any right of action hereunder, in the event of any dispute or difference of opinion hereafter arising with respect to this Agreement, it is hereby mutually agreed that such dispute or difference of opinion shall be submitted to arbitration. One Arbiter shall be chosen by the Company, the other by the Reinsurer, and an Umpire shall be chosen by the two Arbiters before they enter upon arbitration, all of whom shall be active or retired disinterested executive officers of insurance or reinsurance companies or Lloyd's London Underwriters. In the event that either party should fail to choose an Arbiter within 30 days following a written request by the other party to do so, the requesting party may choose two Arbiters who shall in turn choose an Umpire before entering upon arbitration. If the two Arbiters fail to agree upon the selection of an Umpire within 30 days following their appointment, each Arbiter shall nominate three candidates within 10 days thereafter, two of whom the other shall decline, and the decision shall be made by drawing lots.

Each party shall present its case to the Arbiters within 30 days following the date of appointment of the Umpire. The Arbiters shall consider this Agreement as an honorable engagement rather than merely as a legal obligation and they are relieved of all judicial formalities and may abstain from following the strict rules of law. The decision of the Arbiters shall be final and binding on both parties; but failing to agree, they shall call in the Umpire and the decision of the majority shall be final and binding upon both parties. Judgment upon the final decision of the Arbiters may be entered in any court of competent jurisdiction.

If more than one reinsurer is involved in the same dispute, all such reinsurers shall constitute and act as one party for purposes of this Article and communications shall be made by the Company to each of the reinsurers constituting one party, provided, however, that nothing herein shall impair the rights of such reinsurers to assert several, rather than joint, defenses or claims, nor be construed as changing the liability of the reinsurers participating under the terms of this Agreement from several to joint.

Each party shall bear the expense of its own Arbiter, and shall jointly and equally bear with the other the expense of the Umpire and of the arbitration. In the event that the two Arbiters are chosen by one party, as above provided, the expense of the Arbiters, the Umpire and the arbitration shall be equally divided between the two parties.

Any arbitration proceedings shall take place at a location mutually agreed upon by the parties to this Agreement, but notwithstanding the location of the arbitration, all proceedings pursuant hereto shall be governed by the law of the state in which the Company has its principal office.

ARTICLE 15 - SERVICE OF SUIT

(Applicable if the Reinsurer is not domiciled in the United States of America, and/or is not authorized in any State, Territory or District of the United States where authorization is required by insurance regulatory authorities).

It is agreed that in the event the Reinsurer fails to perform its obligations hereunder, the Reinsurer, at the request of the Company, will submit to the jurisdiction of any court of competent jurisdiction within the United States. Nothing in this Article constitutes or should be understood to constitute a waiver of the Reinsurer's rights to commence an action in any court of competent jurisdiction in the United States, to remove an action to a United States District Court, or to seek a transfer of a case to another court as permitted by the laws of the United States or of any state in the United States.

Further, pursuant to any statute of any state, territory or district of the United States which makes provision therefor, the Reinsurer hereby designates the party named in its Interests and Liabilities Contract, or if no party is named therein, the Superintendent, Commissioner or Director of Insurance or other officer specified for that purpose in the statute, or his successor or successors in office, as its true and lawful attorney upon whom may be served any lawful process in any action, suit or proceeding instituted by or on behalf of the Company or any beneficiary hereunder arising out of this Agreement.

ARTICLE 16 - INSOLVENCY

A.
If more than one reinsured company is referenced within the definition of "Company" in the Preamble to this Agreement, this Article shall apply severally to each such company. Further, this Article and the laws of the domiciliary state shall apply in the event of the insolvency of any company covered hereunder. In the event of a conflict between any provision of this Article and the laws of the domiciliary state of any company covered hereunder, that domiciliary state's laws shall prevail.

B.
In the event of the insolvency of the Company, this reinsurance (or the portion of any risk or obligation assumed by the Reinsurer, if required by applicable law) shall be payable directly to the Company, or to its liquidator, receiver, conservator or statutory successor, either: (1) on the basis of the liability of the Company, or (2) on the basis of claims filed and allowed in the liquidation proceeding, whichever may be required by applicable statute, without diminution because of the insolvency of the Company or because the liquidator, receiver, conservator or statutory successor of the Company has failed to pay all or a portion of any claim. It is agreed, however, that the liquidator, receiver, conservator or statutory successor of the Company shall give written notice to the Reinsurer of the pendency of a claim against the Company indicating the Policy or bond reinsured, which claim would involve a possible liability on the part of the Reinsurer within a reasonable time after such claim is filed in the conservation or liquidation proceeding or in the receivership, and that during the pendency of such claim, the Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated any defense or defenses that it may deem available to the Company or its liquidator, receiver, conservator or statutory successor. The expense thus incurred by the Reinsurer shall be chargeable, subject to the approval of the court, against the Company as part of the expense of conservation or liquidation to the extent of a pro rata share of the benefit that may accrue to the Company solely as a result of the defense undertaken by the Reinsurer.

C.
Where two or more reinsurers are involved in the same claim and a majority in interest elect to interpose defense to such claim, the expense shall be apportioned in accordance with the terms of this reinsurance Agreement as though such expense had been incurred by the Company.

D.
As to all reinsurance made, ceded, renewed or otherwise becoming effective under this Agreement, the reinsurance shall be payable as set forth above by the Reinsurer to the Company or to its liquidator, receiver, conservator or statutory successor, (except as provided by Section 4118 (a)(1)(A) of the New York Insurance Law, provided the conditions of 1114(c) of such law have been met, if New York law applies) or except (1) where the Agreement specifically provides another payee in the event of the insolvency of the Company, or (2) where the Reinsurer, with the consent of the direct insured or insureds, has assumed such Policy obligations of the Company as direct obligations of the Reinsurer to the payees under such Policies and in substitution for the obligations of the Company to such payees. Then, and in that event only, the Company, with the prior approval of the certificate of assumption on New York risks by the Superintendent of Insurance of the State of New York, or with the prior approval of such other regulatory authority as may be applicable, is entirely released from its obligation and the Reinsurer shall pay any loss directly to payees under such Policy.

ARTICLE 17 - THIRD PARTY RIGHTS (BRMA 52C)

This Agreement is solely between the Company and the Reinsurer, and in no instance shall any other party have any rights under this Agreement, except as expressly provided otherwise in the INSOLVENCY ARTICLE.

ARTICLE 18 - SEVERABILITY

If any provision of this Agreement shall be rendered illegal or unenforceable by the laws, regulations or public policy of any state, such provision shall be considered void in such state, but this shall not affect the validity or enforceability of any other provision of this Agreement or the enforceability of such provision in any other jurisdiction.

ARTICLE 19 - CONFIDENTIALITY

For a period of three years following the termination or expiration of this Agreement, the contracting parties undertake to regard the terms of this Agreement (and any confidential, proprietary information relating thereto provided in writing to such other party) as confidential, with the parties to effect the same prudence and care afforded by such party to its own confidential, proprietary information. Each party further agrees that it shall not disclose any of such information to any third party without the prior written consent of the other party or except as may be required by applicable law or regulation, or by legal process (including without limitation as may be required by United States Federal tax law or regulation), or to the auditors, professional advisors, accountants, retrocessionaires, related managing general agents, directors or officers of such party with a reasonable need to know such information. Except as expressly set forth above, the parties agree and acknowledge that this Article is not intended to restrict or limit the conduct of the other party's current or proposed business.

ARTICLE 20 - ENTIRE AGREEMENT (BRMA 74B)

This Agreement constitutes the entire agreement between the parties. In no event shall this Agreement provide any guarantee of profit, directly or indirectly, from the Reinsurer to the Company or from the Company to the Reinsurer. This Agreement may be clarified, amended or modified only by written agreement signed by both parties. Such written agreement shall become part of this Agreement.

ARTICLE 21 - CHOICE OF LAW AND JURISDICTION

This Agreement shall be governed as to performance, administration and interpretation by the laws of the State of Florida exclusive of conflict of law rules. However, with respect to credit for reinsurance, the rules of all applicable states shall apply.

ARTICLE 22 - INTERMEDIARY

BMS Intermediaries Inc., is hereby recognized as the Intermediary negotiating this Agreement for all business hereunder. All communications (including but not limited to notices, statements, premiums, return premiums, commissions, taxes, losses, Loss Adjustment Expense, salvages and loss settlements) relating thereto shall be transmitted to the Company or the Reinsurer through BMS Intermediaries Inc. Payments by the Company to the Intermediary shall be deemed to constitute payment to the Reinsurer. Payments by the Reinsurer to the Intermediary shall be deemed only to constitute payment to the Company to the extent that such payments are actually received by the Company.

ARTICLE 23 - NOTICES AND MODE OF EXECUTION

Whenever a notice, statement, report or any other written communication is required by this Agreement, unless otherwise specified, such notice, statement, report or other written communication may be transmitted by certified or registered mail, nationally or internationally recognized express delivery service, personal delivery, electronic mail, or facsimile. With the exception of notices of termination, first class mail is also acceptable.

The use of any of the following shall constitute a valid execution of this Agreement or any amendments thereto:

A.	Paper documents with an original ink signature;

B.	Facsimile or electronic copies of paper documents showing an original ink signature; and/or

C.
Electronic records with an electronic signature made via an electronic agent. For the purposes of this Agreement, the terms “electronic record,” “electronic signature” and “electronic agent” shall have the meanings set forth in the Electronic Signatures in Global and National Commerce Act of 2000 or any amendments thereto.

This Agreement may be executed in one or more counterparts, each of which, when duly executed, shall be deemed an original.

Signed in St. Petersburg, Florida, this 9th day of June, 2011.

For and on behalf of the Company:

/s/ Donald J. Cronin
UNITED PROPERTY AND CASUALTY INSURANCE COMPANY

SCHEDULE A

REINSTATEMENT PREMIUM PROTECTION REINSURANCE AGREEMENT
Effective: June 1, 2011

UNITED PROPERTY AND CASUALTY INSURANCE COMPANY
St. Petersburg, Florida
including any and/or all companies that are or may hereafter become affiliated therewith

ORIGINAL AGREEMENT	Excess Layer 1	Excess Layer 2
Original Agreement Retention	$25,000,000	$45,156,870
Original Agreement Reinsurer's Per Occurrence Limit	$20,156,870	$72,389,610
Original Agreement Reinsurer's Agreement Limit	$40,313,740	$144,779,220
Original Agreement Minimum Premium	$6,933,963.20	$19,834,752.80
Original Agreement Deposit Premium	$8,667,454	$24,793,441
Original Agreement Exposure Rate	0.0217%	0.062%
REINSTATEMENT PREMIUM PROTECTION
RPP Agreement Reinsurer's Limit	$8,667,454	$24,793,441
RPP Provisional Rate on Line*	51.17%	40.76%
RPP Reinstatement Factor	1.19	1.19
RPP Deposit Premium	$4,435,136	$10,105,807

The figures listed above for each excess layer shall apply to each Subscribing Reinsurer in the percentage share for that excess layer expressed in its Interests and Liabilities Contract attached hereto.

*The Provisional Rate on Line is used only to calculate the deposit premium and shall be disregarded when calculating the reinsurance premium due in accordance with the provisions of the Premium Article.

TRUST AGREEMENT REQUIREMENTS CLAUSE

A.
Except as provided in paragraph B. of this Clause, if the Reinsurer satisfies its funding obligations under the Unauthorized Reinsurance Article by providing a Trust Agreement, the Reinsurer shall ensure that the Trust Agreement:

1.	Requires the Reinsurer to establish a trust account for the benefit of the Company, and specifies what the Trust Agreement is to cover;

2.
Stipulates that assets deposited in the trust account shall be valued according to their current fair market value and shall consist only of cash (United States legal tender), certificates of deposit (issued by a United States bank and payable in United States legal tender), and investments of the types permitted by the regulatory authorities having jurisdiction over the Company's reserves, or any combination of the three, provided that the investments are issued by an institution that is not the parent, subsidiary or affiliate of either the Reinsurer or the Company;

3.
Requires the Reinsurer, prior to depositing assets with the trustee, to execute assignments or endorsements in blank, or to transfer legal title to the trustee of all shares, obligations or any other assets requiring assignments, in order that the Company, or the trustee upon the direction of the Company, may whenever necessary negotiate these assets without consent or signature from the Reinsurer or any other entity;

4.	Requires that all settlements of account between the Company and the Reinsurer be made in cash or its equivalent; and

5.	Provides that assets in the trust account shall be withdrawn only as permitted in this Agreement, without diminution because of the insolvency of the Company or the Reinsurer.

B.
If a ceding insurer is domiciled in California and the Reinsurer satisfies its funding obligations under the Unauthorized Reinsurance Article by providing a Trust Agreement, the Reinsurer shall ensure that the Trust Agreement:

1.
Provides that assets deposited in the trust account shall be valued according to their current fair market value and shall consist only of cash in United States dollars, certificates of deposit issued by a United States financial institution as defined in California Insurance Code Section 922.7(a) and payable in United States dollars, and investments permitted by the California Insurance Code, or any combination of the above;

2.	Provides that investments in or issued by an entity controlling, controlled by or under common control with either the grantor or the beneficiary of the trust shall not exceed 5% of total investments;

3.
Requires the Reinsurer, prior to depositing assets with the trustee, to execute assignments or endorsements in blank, or to transfer legal title to the trustee of all shares, obligations or any other assets requiring assignments, in order that the ceding insurer, or the trustee upon the direction of the ceding insurer, may, whenever necessary, negotiate these assets without consent or signature from the Reinsurer or any other entity;

4.	Provides that assets in the trust account shall be withdrawn only as permitted in this Agreement, without diminution because of the insolvency of the ceding insurer or the Reinsurer.

C.
If there are multiple ceding insurers that collectively comprise the Company, "regulatory authorities" as referenced in subparagraph A(2) above, shall mean the individual ceding insurer's domestic regulator. If such ceding insurer is subject to the commercial domicile laws or regulations of another state, such laws or regulations shall apply to the extent not in conflict with those of such ceding insurer's domicile.

INTERESTS AND LIABILITIES CONTRACT

In respect of the

REINSATATEMENT PREMIUM PROTECTION
REINSURANCE AGREEMENT
Effective June 1, 2011

between

UNITED PROPERTY AND CASUALTY INSURANCE COMPANY
St. Petersburg, FL
Including any and/or all companies that are or may hereafter become affiliated therewith
(hereafter referred to collectively as the "Company")

and

RENAISSANCE REINSURANCE LTD.
Hamilton, Bermuda
(hereinafter referred to as the "Subscribing Reinsurer")

It is hereby agreed by and between the Company, of the one part, and the Subscribing Reinsurer, of the other part, that effective at 12:01 a.m., Eastern Standard Time, June 1, 2011 the Subscribing Reinsurer subscribes a share of the Interests and liabilities of the Reinsurer as set forth in the REINSTATEMENT PREMIUM PROTECTION REINSURANCE AGREEMENT as set forth below:

FIRST LAYER REINSTATEMENT PREMIUM PROTECTION - 59.40%
SECOND LAYER REINSTATEMENT PREMIUM PROTECTION - 38.40%

The share of the Subscribing Reinsurer in the Interests and liabilities of the Reinsurer in respect of said Agreement shall be separate and apart from the shares of the other reinsurers subscribing to said Agreement, and the Interests and liabilities of the Subscribing Reinsurer shall not be joint with those of the other reinsurers, and the Subscribing Reinsurer in no event shall participate in the interests and liabilities of the other reinsurers subscribing hereon.

IN WITNESS WHEREOF, the Subscribing Reinsurer hereto has caused this Interests and Liabilities Contract to be executed by its duly authorized officer:

Signed in Hamilton, Bermuda, this 21st day of June, 2011.

/s/ Renaissance Reinsurance Ltd.
RENAISSANCE REINSURANCE LTD.

INTERESTS AND LIABILITIES CONTRACT

In respect of the

REINSATATEMENT PREMIUM PROTECTION
REINSURANCE AGREEMENT
Effective June 1, 2011

between

UNITED PROPERTY AND CASUALTY INSURANCE COMPANY
St. Petersburg, FL
Including any and/or all companies that are or may hereafter become affiliated therewith
(hereafter referred to collectively as the "Company")

and

DAVINCI REINSURANCE LTD.
Hamilton, Bermuda
(hereinafter referred to as the "Subscribing Reinsurer")

It is hereby agreed by and between the Company, of the one part, and the Subscribing Reinsurer, of the other part, that effective at 12:01 a.m., Eastern Standard Time, June 1, 2011 the Subscribing Reinsurer subscribes a share of the Interests and liabilities of the Reinsurer as set forth in the REINSTATEMENT PREMIUM PROTECTION REINSURANCE AGREEMENT as set forth below:

FIRST LAYER REINSTATEMENT PREMIUM PROTECTION - 39.60%
SECOND LAYER REINSTATEMENT PREMIUM PROTECTION - 25.60%

The share of the Subscribing Reinsurer in the Interests and liabilities of the Reinsurer in respect of said Agreement shall be separate and apart from the shares of the other reinsurers subscribing to said Agreement, and the Interests and liabilities of the Subscribing Reinsurer shall not be joint with those of the other reinsurers, and the Subscribing Reinsurer in no event shall participate in the interests and liabilities of the other reinsurers subscribing hereon.

IN WITNESS WHEREOF, the Subscribing Reinsurer hereto has caused this Interests and Liabilities Contract to be executed by its duly authorized officer:

Signed in Hamilton, Bermuda, this 21st day of June, 2011.

/s/ DaVinci Reinsurance Ltd.
DAVINCI REINSURANCE LTD.

INTERESTS AND LIABILITIES CONTRACT

In respect of the

REINSATATEMENT PREMIUM PROTECTION
REINSURANCE AGREEMENT
Effective June 1, 2011

between

UNITED PROPERTY AND CASUALTY INSURANCE COMPANY
St. Petersburg, FL
Including any and/or all companies that are or may hereafter become affiliated therewith
(hereafter referred to collectively as the "Company")

and

HISCOX INSURANCE COMPANY (BERMUDA) LTD
Hamilton, Bermuda
(hereinafter referred to as the "Subscribing Reinsurer")

It is hereby agreed by and between the Company, of the one part, and the Subscribing Reinsurer, of the other part, that effective at 12:01 a.m., Eastern Standard Time, June 1, 2011 the Subscribing Reinsurer subscribes a share of the Interests and liabilities of the Reinsurer as set forth in the REINSTATEMENT PREMIUM PROTECTION REINSURANCE AGREEMENT as set forth below:

FIRST LAYER REINSTATEMENT PREMIUM PROTECTION - 1.00%
SECOND LAYER REINSTATEMENT PREMIUM PROTECTION - 1.00%

The share of the Subscribing Reinsurer in the Interests and liabilities of the Reinsurer in respect of said Agreement shall be separate and apart from the shares of the other reinsurers subscribing to said Agreement, and the Interests and liabilities of the Subscribing Reinsurer shall not be joint with those of the other reinsurers, and the Subscribing Reinsurer in no event shall participate in the interests and liabilities of the other reinsurers subscribing hereon.

IN WITNESS WHEREOF, the Subscribing Reinsurer hereto has caused this Interests and Liabilities Contract to be executed by its duly authorized officer:

Signed in Hamilton, Bermuda, this 13th day of June, 2011.

/s/ Hiscox Insurance Company (Bermuda) Ltd
HISCOX INSURANCE COMPANY (BERMUDA) LTD

INTERESTS AND LIABILITIES CONTRACT

In respect of the

REINSATATEMENT PREMIUM PROTECTION
REINSURANCE AGREEMENT
Effective June 1, 2011

between

UNITED PROPERTY AND CASUALTY INSURANCE COMPANY
St. Petersburg, FL
Including any and/or all companies that are or may hereafter become affiliated therewith
(hereafter referred to collectively as the "Company")

and

TORUS INSURANCE LIMITED
Hamilton, Bermuda
(hereinafter referred to as the "Subscribing Reinsurer")

It is hereby agreed by and between the Company, of the one part, and the Subscribing Reinsurer, of the other part, that effective at 12:01 a.m., Eastern Standard Time, June 1, 2011 the Subscribing Reinsurer subscribes a share of the Interests and liabilities of the Reinsurer as set forth in the REINSTATEMENT PREMIUM PROTECTION REINSURANCE AGREEMENT as set forth below:

FIRST LAYER REINSTATEMENT PREMIUM PROTECTION - 0.00%
SECOND LAYER REINSTATEMENT PREMIUM PROTECTION - 5.00%

The share of the Subscribing Reinsurer in the Interests and liabilities of the Reinsurer in respect of said Agreement shall be separate and apart from the shares of the other reinsurers subscribing to said Agreement, and the Interests and liabilities of the Subscribing Reinsurer shall not be joint with those of the other reinsurers, and the Subscribing Reinsurer in no event shall participate in the interests and liabilities of the other reinsurers subscribing hereon.

IN WITNESS WHEREOF, the Subscribing Reinsurer hereto has caused this Interests and Liabilities Contract to be executed by its duly authorized officer:

Signed in Hamilton, Bermuda, this 18th day of June, 2011.

/s/ Torus Insurance Limited
TORUS INSURANCE LIMITED